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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Bemis Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 15, 2002

Dear Stockholders:

        This year we are again holding the Annual Meeting of Bemis Company, Inc. in the Main Lounge of the Minneapolis Club, 729 2nd Avenue South, Minneapolis, Minnesota. The meeting will be held on Thursday, May 2, 2002, at 9:00 a.m., Central Daylight Time. You are cordially invited to attend. There will be a report on Bemis' results for 2001 and comments on the upcoming year. There is also ample opportunity both before and after the meeting to meet and talk informally with the Directors and Officers of the Company. We hope you are able to attend. Whether or not you can attend the meeting, please take the time to vote your proxy.

        On behalf of the Board of Directors and all Bemis employees, thank you for your continued support of, and confidence in, the Bemis Company.

Sincerely,

Jeffrey H. Curler President and Chief Executive Officer

BEMIS COMPANY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 2002

        The Annual Meeting of Stockholders of Bemis Company, Inc. will be held in the Main Lounge of the Minneapolis Club, 729 2nd Avenue South, Minneapolis, Minnesota, on Thursday, May 2, 2002, at 9:00 a.m., Central Daylight Time, for the following purposes:

  1.
  To elect four directors for a term of three years.

  2.
  To reapprove the 1997 Executive Officer Performance Plan.

  3.
  To vote on ratification of the appointment of PricewaterhouseCoopers LLP, as independent auditors of the Company.

  4.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 13, 2002 will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors

Scott W. Johnson, Secretary

March 15, 2002

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

BEMIS COMPANY, INC.
222 South Ninth Street, Suite 2300
Minneapolis, Minnesota 55402

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 2, 2002

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

        The enclosed proxy is solicited by the Board of Directors of Bemis Company, Inc. (the "Company"), in connection with the Annual Meeting of Stockholders to be held on Thursday, May 2, 2002. The shares represented by all properly executed proxies received by the Company prior to the meeting and not revoked will be voted in accordance with the instructions of the stockholder. A proxy may be revoked by the person executing it at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

        All costs of soliciting proxies will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses incurred by them. Proxies may be solicited personally, by mail, by telephone, by telecopy, by internet or by telegraph by directors, officers or other regular employees of the Company without remuneration other than regular compensation.

        The mailing address of the principal executive offices of the Company is 222 South Ninth Street, Suite 2300, Minneapolis, Minnesota 55402. This Proxy Statement and the form of proxy, which is enclosed, are being mailed to stockholders commencing on or about March 15, 2002.

RECORD DATE, OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

        Only stockholders of record at the close of business March 13, 2002 will be entitled to vote at the meeting. As of that date, the Company had outstanding 52,942,454 shares of Common Stock. Each share entitles the stockholder of record to one vote. Cumulative voting is not permitted.

        Unless otherwise specified in the proxy, a proxy solicited by the Board of Directors will be voted for the four nominees set forth herein, for reapproval of the 1997 Executive Officer Performance Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to a vote of the stockholders. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as voted for the purpose of determining the approval of such matter.

OWNERSHIP OF THE COMPANY'S SECURITIES

        The only persons known to the Company to beneficially own, as of December 31, 2001, more than 5 percent of the outstanding Common Stock of the Company are set forth in the following table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares(1)
Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, Second Floor Los Angeles, California 90067	3,405,520(2)	6.44%
U.S. Bancorp 601 Second Avenue South Minneapolis, Minnesota 55402	2,684,770(3)	5.08%

(1)
Based on a total of 52,869,929 shares outstanding as of December 31, 2001.

(2)
Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on January 30, 2002.

(3)
Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 13, 2002. This number does not include 2,076,353 shares held as Trustee of the Bemis Investment Incentive Plan 401(k).

        Set forth below is certain information regarding the beneficial ownership of Common Stock of the Company as of March 13, 2002, by each director, each executive officer of the Company named in the Summary Compensation Table on Page 6 of this Proxy Statement, and all directors and executive officers of the Company as a group.

Beneficial Owner	Number of Shares Beneficially Owned (1) (2)		Percent of Outstanding Shares
John G. Bollinger	6,000		*
William J. Bolton	6,000		*
Winslow H. Buxton	6,000		*
Jeffrey H. Curler	877,809	(3)	1.66%
Benjamin R. Field	256,233		*
Barbara L. Johnson	5,000		*
Scott W. Johnson	200,419		*
Loring W. Knoblauch	9,003		*
Nancy P. McDonald	288,538	(4)	*
Roger D. O'Shaughnessy	16,000		*
Edward N. Perry	65,617		*
John H. Roe	1,474,594	(5)	2.79%
Thomas L. Sall	234,572		*
William J. Scholle	5,000		*
C. Angus Wurtele	10,000		*
All Directors and Executive Officers As a Group (18 persons)	3,637,340		6.87%

*
Less than 1 percent (1%).

(1)
Except as otherwise indicated in the notes below, the listed beneficial owner has sole voting and investment power with respect to such shares.

(2)
Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the 1987 Bemis Stock Option Plan, 1994 Stock Incentive Plan and the 2001 Stock Incentive Plan as follows: John G. Bollinger (5,000 shares); William J. Bolton (5,000 shares) Winslow H. Buxton (5,000 shares); Jeffrey H. Curler (389,611 shares); Benjamin R. Field (97,438 shares); Barbara L. Johnson (5,000 shares); Scott W. Johnson (91,977 shares); Loring W. Knoblauch (5,000 shares); Nancy Parsons McDonald (5,000 shares); Roger D. O'Shaughnessy (5,000 shares); Edward N. Perry (5,000 shares); John H. Roe (358,412 shares); Thomas L. Sall (119,953 shares); William J. Scholle (5,000 shares); C. Angus Wurtele (5,000 shares); and all directors and executive officers as a group (1,206,060 shares). Also includes grants under the 1994 Bemis Stock Incentive Plan made subject to restrictions which have not as yet lapsed to all executive officers as a group (8,000 shares). Also includes performance-based restricted stock award grants under the 1994 Bemis Stock Incentive Plan which are dependent upon the Company achieving certain sales and earnings per share objectives as follows: Jeffrey H. Curler (12,967 shares); Benjamin R. Field (7,695 shares); Scott W. Johnson (7,695 shares); John H. Roe (19,919 shares); Thomas L. Sall (3,672 shares); and all directors and executive officers as a group (53,946 shares). Also includes grants under the Company's Time Accelerated Restricted Stock Award Program (TARSAP) as follows: Jeffrey H. Curler (71,675 shares); Benjamin R. Field (8,714 shares); Scott W. Johnson (39,736 shares); John H. Roe (146,192 shares); Thomas L. Sall (33,891 shares); and all directors and executive officers as a group (326,767 shares). Also includes shares held by the Trustee of the Bemis Investment Incentive Plan as follows: Jeffrey H. Curler (12,728 shares); Benjamin R. Field (12,092 shares); Scott W. Johnson (1,955 shares); John H. Roe (16,034 shares); Thomas L. Sall (6,779 shares); and all directors and executive officers as a group (59,759 shares).

(3)
Includes 93,170 shares in a trust of which Mr. Curler is a co-trustee in which he disclaims any beneficial ownership.

(4)
Includes 164,066 shares in trusts in which Mrs. McDonald has a beneficial interest.

(5)
Includes 220,000 shares in a trust of which Mr. Roe is co-trustee, 80,622 shares owned by Mr. Roe's wife and 80,000 shares in a trust of which Mr. Roe's wife is a co-trustee in which he disclaims any beneficial interest.

INFORMATION WITH RESPECT TO DIRECTORS

        Directors are divided into three classes elected on a staggered basis for terms of three years. The Company has nominated four persons to the class of directors to be elected at the meeting. Persons elected will hold office for a three-year term expiring in 2005 and will serve until their successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee in their discretion.

Director Nominees for Terms Expiring in 2005

JOHN H. ROE, 62	Director Since 1978
Mr. Roe is Chairman of the Company, a position he has held since 1996. He was Chief Executive Officer of the Company from 1990 to 2000. He is also a director of the Andersen Corporation and a trustee of Great Northern Iron Ore Properties. He is Chair of the Executive and Finance Committee.
EDWARD N. PERRY, 55	Director Since 1992
Mr. Perry has been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and has been a partner at Perkins, Smith & Cohen, LLP since 1990. He is a member of the Audit Committee, the Community Relations Committee and the Nominating Committee.

LORING W. KNOBLAUCH, 60	Director Since 1993
Mr. Knoblauch is President and Chief Executive Officer of Underwriters Laboratories Inc., a company engaged in the business of Public Safety Testing. He has held that position since 2001. From 1997 to 2000, Mr. Knoblauch was President and Chief Executive Officer of Talon Automated Equipment Company, a manufacturer of food processing equipment. From 1994 to 1997, Mr. Knoblauch was President-International of Hubbell Incorporated, a manufacturer of electrical products for the construction industry and electric power companies. He is Chair of the Audit Committee and a member of the Nominating Committee.
WILLIAM J. SCHOLLE, 55	Director Since 2001
Mr. Scholle is Chairman and Chief Executive Officer of Scholle Corporation, a private company, headquartered in Irvine, California, engaged in bag-in-box packaging, metallized plastics and paper, flexible shipping containers, marine salvage devices and battery electrolyte. Mr. Scholle has held this position for more than the past five years. He is a member of the Nominating Committee.
Directors Whose Terms Expire in 2003
WINSLOW H. BUXTON, 62	Director Since 1993
Mr. Buxton is Chairman of Pentair, Inc., a diversified manufacturing company which sells general industrial equipment and specialty products. He was President and Chief Executive Officer from 1992 to 2000 and has been Chairman since 1993. He is a director of Pentair, Toro Company and Willamette Industries. He is Chair of the Compensation Committee and a member of the Executive and Finance Committee and the Nominating Committee.
JOHN G. BOLLINGER, 66	Director Since 1999
Professor Bollinger is John Bascom Professor of Industrial Engineering, Emeritus and Emeritus Dean of the College of Engineering, University of Wisconsin, Madison. He served as Dean of the College of Engineering for 18 years and a faculty member for 40 years. He is a director of Andrew Corporation, Kohler Company, Cummins-Allison Corporation and Berbee Information Networks Corporation. He is a member of the Community Relations Committee and the Nominating Committee.
WILLIAM J. BOLTON, 55	Director Since 2000
Mr. Bolton is currently a consultant to the food distribution industry. He was Executive Vice President of SUPERVALU, Inc. and President and Chief Operating Officer Corporate Retail from 1997 to 2000. SUPERVALU is a food distribution and food retailing company. From 1995 to 1997 he was Chairman and Chief Executive Officer of Bruno's, a supermarket company. He is a member of the Audit Committee and Nominating Committee.
BARBARA L. JOHNSON, 51	Director Since 2002
Ms. Johnson is Vice President and Treasurer of Carleton College, Northfield, Minnesota, a position she has held since 2000. Prior to that she was Vice President for Finance and Administration of Mars Hill College, Mars Hill, North Carolina from 1997 to 2000 and Assistant Controller of the Ohio State University, Columbus, Ohio from 1990 to 1997. She is a member of the Audit Committee and the Nominating Committee.
Directors Whose Terms Expire in 2004
NANCY PARSONS McDONALD, 63	Director Since 1982
Mrs. McDonald is a director of Hillcrest Corporation, a position she has held for more than the past five years. She is Chair of the Community Relations Committee and a member of the Audit Committee and the Nominating Committee.

JEFFREY H. CURLER, 51	Director Since 1992
Mr. Curler is President and Chief Executive Officer of the Company. He has been President since 1996, and Chief Executive Officer since 2000. He was Chief Operating Officer from 1998 to 2000. From 1982 to 1996 he served as President of Curwood, Inc., a subsidiary of the Company. Mr. Curler is also a director of Valspar Corporation and is a member of the Executive and Finance Committee.
C. ANGUS WURTELE, 67	Director Since 1994
Mr. Wurtele was a Senior Executive Officer of Valspar Corporation including 35 years as Chief Executive Officer, a position from which he retired in 1995. He retired as a director of Valspar in 2000. He remains a director of American Express AXP Mutual Funds Group. He is a member of the Compensation Committee, the Executive and Finance Committee and is Chair of the Nominating Committee.
ROGER D. O'SHAUGHNESSY, 58	Director Since 1997
Mr. O'Shaughnessy is President and Chief Executive Officer of Cardinal Glass Industries, Inc., a private manufacturer of glass, including insulating glass units for window manufacturers. He has held this position for more than the past five years. He is a member of the Compensation Committee, the Executive and Finance Committee and the Nominating Committee.

Compensation of Directors

        Each director who is not an officer of the Company is paid an annual fee of $45,000. The chairs of the Committees of the Board receive an additional $5,000. The amounts were raised from $40,000 and $2,500 respectively, on January 1, 2002. Under the Company's Long-Term Deferred Compensation Plan, directors may defer all, or a part of, their compensation and four directors elected to do so in 2001. Directors who are not officers of the Company and who have not been officers of the Company receive an option to purchase 5,000 shares of Common Stock of the Company at the time they become directors with an exercise price equal to the market value on the date of grant. Each such option is for ten years and is exercisable one year from the date of grant. Directors who are officers of the Company receive no compensation for service on the Board of Directors.

        None of the Company's directors receives any additional fees for attending meetings or for any other reason or consultancy compensation of any kind for services to the Company, nor does any director receive any pension or retirement benefit for services rendered as a director.

The Board of Directors and Its Committees

        The Board of Directors held six meetings during the year ended December 31, 2001. All directors attended at least 75 percent of Board meetings and meetings of committees on which they served. The Board of Directors has an Executive and Finance Committee, an Audit Committee, a Community Relations Committee, a Compensation Committee and a Nominating Committee.

        The Executive and Finance Committee met three times in 2001. It has such powers as are delegated to it by the full Board and in addition reviews finance matters and makes recommendations thereon to the Board.

        The Audit Committee held five meetings in 2001. It reviews the scope and procedures used in auditing the Company's books and reviews the Company's financial statements with financial executive management, the internal audit manager and independent auditors. It also recommends the engagement of independent auditors to the Board. All members of the Audit Committee are "independent" as that term is defined in the applicable listing standards of the New York Stock Exchange. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company's Board of Directors on May 4, 2000, as subsequently amended on January 31, 2001.

        The Community Relations Committee held one meeting in 2001. It oversees the activities of the Bemis Foundation, including the appropriate level of corporate giving to the Foundation and the governance of, and dispositions by, the Foundation. It makes recommendations thereon to the Board.

        The Compensation Committee held three meetings in 2001. It approves the compensation of the principal officers and also reviews management's recommendations on officer and key employee compensation, company-wide compensation structure, benefit plans and benefit awards and payouts.

        The Nominating Committee held four meetings in 2001. It recommends nominees for election to the Board of Directors, reviews the performance of the highest ranking officer and other senior officers and recommends to the full Board a successor should the position of highest ranking officer become vacant. The Nominating Committee will consider names of nominees to the Board submitted by stockholders in writing addressed to the attention of the Nominating Committee at the executive offices of the Company in Minneapolis, Minnesota.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than 10 percent of the Company's Common Stock file initial reports of ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company's knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to 2001 and on written representations from the Company's directors and executive officers, all required reports were filed on a timely basis during 2001.

CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

        During 2001, the Company and its subsidiaries purchased, at market competitive prices, approximately $8,654,000 of cores, pallets and miscellaneous packaging supplies from Centracor, Inc. Centracor also acts as a distributor for one of the Company's subsidiaries and in 2001, purchased $352,000 of product from the subsidiary. Centracor is owned by Michael Curler, brother of Jeffrey H. Curler.

        During 2001, subsidiaries of the Company purchased, at market competitive prices, approximately $9,274,000 of rigid film, miscellaneous packaging supplies and laminator and rewinder time from Pacur, Inc. Ron Johnson, brother-in-law of Jeffrey H. Curler, is President of Pacur, Inc.

        During 2001, the Company and its subsidiaries purchased, at market competitive prices, approximately $2,731,000 of metallized film and metallizing services from Vacumet Corporation. Vacumet is a subsidiary of Scholle Corporation. William J. Scholle is President and Chief Executive Officer of Scholle Corporation.

        At the request of the Audit Committee, consisting entirely of outside directors, PricewaterhouseCoopers LLP conducted a review of the above transactions. Based on PricewaterhouseCoopers LLP's report, the Audit Committee determined that these transactions were at least as fair to the Company as if they had been consummated with non-related parties.

EXECUTIVE COMPENSATION

        The following table contains certain information concerning the compensation paid for the last three years to the Chief Executive Officer of the Company and each of its four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Annual Compensation
				Awards			Payouts
Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock Awards (2)		Stock Options (# of Shares)	LTIP (3)	All Other Compen- sation (4)
Jeffrey H. Curler President and Chief Executive Officer	2001 2000 1999	$700,000 600,000 500,000	$491,865 588,396 542,063		$1,558,005 740,466 573,535	61,073 130,563 21,676	$939,647 — —	$6,442 6,097 5,737
John H. Roe Chairman	2001 2000 1999	$500,000 735,000 700,000	$351,332 817,798 874,650	$	— 4,869,352 936,744	— 189,154 35,405	$1,600,209 — —	$11,989 10,999 13,645
Thomas L. Sall Vice President	2001 2000 1999	$460,000 425,000 375,000	$314,907 368,565 365,203		$666,014 402,213 358,435	26,108 16,602 13,548	$342,790 — —	$9,022 8,377 9,851
Benjamin R. Field Senior Vice President	2001 2000 1999	$375,000 350,000 325,000	$293,749 286,344 298,594	$	— — 1,242,588	— — 45,536	$1,456,405 — —	$11,494 10,999 13,402
Scott W. Johnson Senior Vice President	2001 2000 1999	$375,000 350,000 325,000	$193,749 314,978 298,594	$	— 1,325,006 248,518	— 51,471 9,393	$505,661 — —	$6,049 5,851 5,192

(1)
Includes performance bonuses which were paid out in early February of the following year (i.e., the $491,865 bonus shown for Mr. Curler for 2001 was earned in 2001 but paid to him in February 2002). See "Report of the Board Compensation Committee" herein.

(2)
The five named executive officers hold five-year TARSAPs granted annually with a possible payout (in whole or in part) after three years upon the Company achieving certain pre-established performance targets. The values shown are derived by multiplying the number of shares awarded by the market price of the shares on the date of grant. The values shown for Mr. Roe and Mr. Johnson in 2000 and Mr. Field in 1999 are pursuant to the Company's policy to make final awards to executive officers at or near their 60th birthday and then make no further restricted stock awards or stock option grants absent unusual circumstances. It is not anticipated that Messrs. Roe, Johnson or Field will receive any additional restricted stock awards or stock options. As of December 31, 2001, eight grantees (including the five named executive officers) held grants for 488,394 shares of restricted stock with an aggregate value of $24,017,217, based on the Company's closing market price on such date ($49.18). This column includes the shares and values earned as of December 31, 2001 but paid out in February 2002 and shown under the Long-Term Incentive Plan (LTIP) payouts column above.

(3)
There were no LTIP restricted stock award payouts to any of the named individuals during 1999 or 2000. As of December 31, 2001, the six-year performance-based restricted award made February 22, 1996 matured, and upon verification by the Compensation Committee that the performance targets had been met, the award was paid out on January 31, 2002. Also, as of December 31, 2001, pre-established three-year performance targets for the five-year TARSAPs granted in 1999 were met. Upon verification by the Compensation Committee that the performance targets had been met, 73 percent of the 1999 awards were paid out on January 31, 2002. The dollar values stated above for 2001 are the product of the number of shares paid out times the fair market price of $50.44 on January 31, 2002. Mr. Sall's payout was solely under the 1999 grant while the other four named individuals received payouts under both the 1996 and 1999 grants.

(4)
All other compensation for all named executive officers consists of life insurance premiums paid by the Company and the Company's matching contribution on the Bemis Investment Incentive Plan (the Company's 401(k) plan), in the following respective amounts for 2001: Jeffrey H. Curler $2,967 and $3,475; John H. Roe $8,514 and $3,475; Thomas L. Sall $5,547 and $3,475; Benjamin R. Field $8,019 and $3,475; and Scott W. Johnson $2,574 and $3,475.

STOCK OPTIONS

        The following table summarizes option grants made during 2001 to the executive officers named in the Summary Compensation Table.

OPTION GRANTS IN 2001

					Potential Realizable Value At Assumed Annual Rates Of Stock Appreciation for Option Term (3)
Name	Options Granted (1)	Percent Of Total Options Granted (2)	Exercise Price	Expiration Date
					5%	10%
Jeffrey H. Curler	61,073	44.6%	$33.5625	01/01/11	$1,289,251	$3,266,795
John H. Roe	—	—	—	—	—	—
Thomas L. Sall	26,108	19.1	33.5625	01/01/11	551,140	1,396,517
Benjamin R. Field	—	—	—	—	—	—
Scott W. Johnson	—	—	—	—	—	—

(1)
Options were granted January 1, 2001 and vest over the first three years of the ten-year option term. All options were granted at the fair market value of the shares on the date of grant.

(2)
Reflects the percent of options granted to all employees during the year.

(3)
Potential realizable values shown above represent the potential gains based upon annual compound price appreciation of 5 percent and 10 percent from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

        The following table shows the option exercises in 2001 and the total number of unexercised options and the aggregate dollar value of the in-the-money unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 2001.

OPTION EXERCISES IN 2001
AND AGGREGATED YEAR END OPTION VALUES

	Options Exercised In 2001 (1)		Number Of Unexercised Options At Year End		Value Of Unexercised In-The-Money Options At Year End (2)
Name	Shares Acquired	Value Realized	Presently Exercisable	Not Presently Exercisable	Presently Exercisable	Not Presently Exercisable
Jeffrey H. Curler	—	—	174,001	188,674	$2,139,569	$2,484,268
John H. Roe	—	—	346,611	11,801	5,685,761	136,361
Thomas L. Sall	—	—	64,566	41,692	398,779	618,252
Scott W. Johnson	—	—	109,635	3,131	1,863,413	36,179
Benjamin R. Field	30,000	$591,037	97,438	0	1,580,931	0

(1)
Value of exercised options is calculated by determining the difference between the fair market value of the shares underlying the options at the date of exercise and the exercise price of the options.

(2)
Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 2001 ($49.18 per share) and the exercise price of the options.

LONG-TERM INCENTIVE PLANS-AWARDS IN 2001

			Estimated Future Payouts Under Non-Stock Price-Based Plans (# of Shares)
Name	Number of Shares, Units or Other Rights Granted (1)	Performance or Other Period Until Maturation or Payout	Threshold (1)	Maximum (1)
Jeffrey H. Curler	46,421	Five Years	46,421	46,421
John H. Roe	—	—	—	—
Thomas L. Sall	19,844	Five Years	19,844	19,844
Scott W. Johnson	—	—	—	—
Benjamin R. Field	—	—	—	—

(1)
All awards reflected above are TARSAPs granted under the 2001 Bemis Stock Incentive Plan on January 1, 2001. All grantees are eligible to receive all of the shares shown above upon the expiration of a five-year restrictive period. If the Company achieves certain performance measures in three years, grantees may then receive from zero to 100 percent of their award according to a pre-established matrix. During the restrictive period, grantees receive payments equal to the dividends which would have been paid if the underlying stock had been distributed. See "Report of the Board Compensation Committee" herein.

MANAGEMENT AGREEMENTS

        The Company has Management Agreements ("Agreements") with Mr. Curler and the other executive officers that become effective only upon a Change of Control event. A Change of Control event shall be deemed to have occurred if any person acquires or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, or 30 percent or more of the then outstanding shares of Common Stock of the Company. If, following a Change of Control event, an executive officer is terminated involuntarily or constructively involuntarily terminated (as defined in the Agreements), such executive officer will be entitled:

  (i)
  to immediately receive from the Company or its successor, a cash payment in an amount equal to three times the sum of (1) the salary received by the executive during the last preceding calendar year and (2) the highest annual bonus award (BEIP) received by the executive during the previous five years; and

  (ii)
  for three years after the "Involuntary Termination" or "Constructive Involuntary Termination", to participate in any health, disability and life insurance plan or program in which the executive was entitled to participate immediately prior to the Change of Control event; but notwithstanding anything to the contrary above, the executive shall not be entitled to benefits under subparagraph (i) or (ii) above for any time following the executive's sixty-fifth (65th) birthday.

REPORT OF THE BOARD COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors is composed entirely of independent directors. The Committee is responsible for establishing executive compensation policies and setting the total compensation for all officers, including the most highly compensated officers named in the accompanying tables. Since 1989, the Committee has utilized the services of the firm of Towers Perrin as compensation consultants. The following report describes the Company's executive compensation philosophy and programs. It also discusses the factors considered by the Committee in determining the compensation of the Chief Executive Officer and the other officers of the Company in 2001.

EXECUTIVE COMPENSATION PHILOSOPHY

        The Company's executive compensation philosophy has remained the same for several years: to attract, retain and motivate a top quality, experienced, performance-oriented senior management team. The officer compensation program is designed to help meet this important objective.

        The guiding principles of the Company's officer compensation program are:

  •
  Create a strong and direct link between officer compensation and the Company's financial and stock performance.

  •
  Provide a fair and competitive base salary, with a bonus opportunity tied to the Company's annual financial performance. Annual bonus awards will vary significantly in relation to changes in financial performance and compensate the officers, as a group, with premium pay for superior financial results, and below average pay for below average financial results.

  •
  Create a significant and meaningful long-term incentive tied to the Company's long-term growth, financial success and return to stockholders. Incentives will vest over a sufficiently long period of time to retain management and encourage long-range planning.

EXECUTIVE COMPENSATION PROGRAM

        In 1998, Towers Perrin conducted a comprehensive review of the Company's executive compensation philosophy and programs. On the basis of this review, Towers Perrin made several recommendations. The Committee reviewed the Towers Perrin report and met with them to discuss their findings. The Committee then initiated several changes to officer compensation in 1999, which were followed in 2000 and 2001, and which are the basis of the program set out below.

Annual Compensation Component

        The target total cash compensation (salary plus bonus) for officers is the fiftieth percentile of comparable companies. Achievement of a 100 percent bonus payout is dependent on the amount of increase in the Company's earnings per share over the previous year. The Committee also provides an additional 10 percent bonus opportunity tied to the increase in the Company's sales over the previous year. The Committee reserves the right to decrease the Chief Executive Officer's bonus and to decrease or increase any other officer's bonus based on individual performance.

Long-Term Component

        In 1998, the Committee introduced a traditional Time Accelerated Restricted Stock Award Program ("TARSAP") having a three-year performance component and initiated the annual granting of ten-year stock options. The amount of both the TARSAP award and the number of stock options is based upon a percentage of an officer's base salary for the succeeding year.

MR. CURLER's COMPENSATION FOR 2001

        On January 1, 2002, Mr. Curler's salary was increased to $760,000. Mr. Curler's salary during 2001 was $700,000. Mr. Curler received a bonus of $491,865 in February 2002, with respect to his efforts in 2001, compared with a bonus of $588,396 the previous year. The bonus paid to Mr. Curler was the direct result of the Company's performance including increasing its earnings per share over the prior year. The bonus was calculated according to the bonus formula established by the Compensation Committee at the beginning of the year. As of January 1, 2002, pursuant to the Company's Long-Term Compensation Program, Mr. Curler was awarded a TARSAP for 20,473 shares and a stock option for 26,936 shares.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        Section 162(m) of the Internal Revenue Code (the "Code") requires that the Company meet specific criteria, including stockholder approval of certain stock and bonus plans, in order to deduct for federal income tax purposes compensation over $1,000,000 paid to the Chief Executive Officer and each of the four other most highly compensated executive officers. The Company must resubmit for stockholder approval certain performance-based compensation plans every five years in order for payments under those plans to remain tax-deductible to the Company. Therefore, the Board is recommending that the stockholders reapprove the Bemis Company, Inc. 1997 Executive Officer Performance Plan (the "Plan") to preserve deductibility to the Company. No future awards will be made under the Plan unless the Plan is reapproved by the stockholders, although the Company may continue to grant awards to its executive employees pursuant to the Bemis Executive Incentive Plan ("BEIP"). The BEIP does not qualify for the deductibility exception under Section 162(m) of the Code. If the Plan is approved, the Committee intends to make bonus awards under the Plan where appropriate in order to maximize deductibility by the Company. The Committee believes that its compensation program, both annual and long-term, is in the best interests of the Company and its stockholders. While the Committee will continue to employ compensation programs which provide tax savings for the Company, it is possible that components of certain executive compensation programs may not be tax-deductible to the Company.

THE COMPENSATION COMMITTEE

    Winslow H. Buxton, Chair
    Roger D. O'Shaughnessy
    C. Angus Wurtele

BEMIS RETIREMENT PLAN

        The Bemis Retirement Plan (the "Retirement Plan") is a noncontributory defined benefit plan with a social security offset which provides benefits determined primarily by final average salary and years of service. The following table shows estimated annual retirement benefits under the Retirement Plan which would be payable at age 65 as a straight life annuity. If an employee's benefits are reduced pursuant to Internal Revenue Code limitations, the Bemis Company, Inc. Supplemental Retirement Plan provides that the Company will make a direct payment to that individual in a lump sum amount equal to the amount of the reduction or provide benefits over time equivalent to those otherwise payable under the Retirement Plan but for the Internal Revenue Code limitations. The benefits shown in the table below include these additional payments and do not reflect the statutory limitations.

PENSION PLAN TABLE

	Years of Credited Service at Normal Retirement Date
Final Average Salary	15	20	25	30 and Above
$300,000	$70,020	$93,360	$116,700	$140,040
400,000	95,020	126,693	158,367	190,040
500,000	120,020	160,027	200,033	240,040
600,000	145,020	193,360	241,700	290,040
700,000	170,020	226,693	283,367	340,040
800,000	195,020	260,027	325,033	390,040
900,000	220,202	293,360	366,700	440,040
1,000,000	245,020	326,693	408,367	490,040
1,100,000	270,020	360,027	450,033	540,040
1,200,000	295,020	393,360	491,700	590,040

        Compensation covered by the Retirement Plan for purposes of calculating final average salary includes salary and bonus amounts stated on the Summary Compensation Table. The estimated credited years of service for each of the named executive officers are as follows: Jeffrey H. Curler 27 years; John H. Roe 37 years; Thomas L. Sall 23 years; Benjamin R. Field 38 years; and Scott W. Johnson 25 years.

PERFORMANCE GRAPH

        The following graph shows the cumulative total return to holders of the Common Stock of the Company for the last five years. The graph also shows the cumulative total return of the Standard & Poor's 500 Stock Index and an index of a group of peer companies against whom the Company competes and against whose performance the Company is often compared by financial analysts. The total return to stockholders of those companies comprising the peer group are weighted according to their stock market capitalization. The companies in the peer group are: Avery Dennison Corporation; Ball Corporation; Crown Cork & Seal Company, Inc.; Owens-Illinois, Inc.; Sealed Air Corporation; and Sonoco Products. The peer group is the same as last year. The graph assumes the investment of $100 in each group on the last trading day of 1996 at the closing price, and the reinvestment of all dividends when and as paid.

Total Shareholder Returns

	Cumulative Total Return
	12/96	12/97	12/98	12/99	12/00	12/01
Bemis Company	100.00	121.81	107.17	101.14	100.25	150.57
S & P 500	100.00	133.36	171.47	207.56	188.66	166.24
Peer Group	100.00	124.52	106.30	110.26	70.41	83.10

PROPOSAL TO REAPPROVE THE BEMIS COMPANY, INC.
1997 EXECUTIVE OFFICER PERFORMANCE PLAN

        On October 31, 1996, the Board of Directors adopted the Bemis Company, Inc. 1997 Executive Officer Performance Plan (the "Plan"). On May 1, 1997 the stockholders approved the Plan. In order to meet the requirements of Section 162(m) of the Code, the Plan must be resubmitted to, and reapproved by, stockholders every five years. Accordingly, on January 31, 2002, the Board approved submitting the Plan for reapproval by a vote of stockholders at the 2002 Annual Meeting. The Company is not seeking to amend and stockholders are not being asked to approve any amendments to the Plan.

        The full text of the Plan is set forth in Exhibit A to this Proxy Statement. The following description of the Plan is qualified in its entirety by the text of the Plan. Words not otherwise defined below have the meaning ascribed to them in the Plan.

        The Plan is an annual bonus plan designed to allow the Company to deduct bonus payments paid to executive officers (currently eight persons) of the Company to the greatest extent permitted by the Code. Under the Plan certain executive officers may be selected by the Compensation Committee, to receive their bonus incentive compensation based upon achievement by the Company of pre-established performance goals. The Plan is designed to comply with Section 162(m) of the Code. That section denies deductions to the Company for compensation in excess of $1,000,000 paid to the Chief Executive Officer and each of the four other most highly compensated executive officers, except to the extent such compensation was performance-based and approved by the stockholders of the Company. Section 162(m) of the Code requires that stockholders reapprove the Plan every five years to retain deductibility of compensation paid under the Plan. The Plan does not provide additional or incremental bonuses to executive officers, but rather is a parallel plan to the BEIP, which does not comply with Section 162(m) of the Code. If the Plan is approved by stockholders, the bonuses payable to the executive officers will not be greater than the amounts that otherwise could have been payable under the BEIP. Executive officers will receive a bonus under the Plan if there is a tax advantage to the Company as determined by the Committee. It is contemplated that in those few situations where the Committee feels that deductibility to the Company may be lost if an executive is to receive a bonus under the BEIP, the Committee may grant the executive a bonus opportunity under the Plan rather than the BEIP.

        The following is a brief summary of the Plan. The Committee administers the Plan and selects Plan Participants from among the executive officers of the Company (currently eight persons). The Plan provides that Participants will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected annually by the Committee. The performance targets will consist of one or any combination of two or more of net earnings; earnings before income taxes; earnings before interest and income taxes; earnings per share; sales growth; return on invested capital; return on sales; return on equity; economic value added; and/or total stockholder return. Any targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. The maximum individual award under the Plan for any Performance Period shall not exceed the lesser of 200 percent of the Participant's annual base salary or $1,500,000.

        The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an award payable to any Participant for any reason, including changes in the Participant's position or duties with the Company or any subsidiary during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise. No reduction in an award made to any Participant shall increase the amount or the award to any other Participant. The Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any award theretofore awarded to any Participant which has not been paid. No award may be granted during any suspension of the Plan or after its termination. Any such amendment is subject to approval of the stockholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation.

        The Plan became effective as of January 1, 1997. The Committee believes that, upon reapproval of the Plan by the stockholders and certification by Committee that performance goals and any other material terms have been satisfied, compensation under the Plan will be tax-deductible. The approval of the Plan by the stockholders and the previously mentioned certification by the Committee will be conditions to the receipt by Participants of any payments under the Plan.

Voting Requirements

        The affirmative vote of holders of a majority of the outstanding shares of Common Stock present in person or by proxy will be required for approval of the Plan.

The Board of Directors Unanimously Recommends a Vote "FOR"
Reapproval of the Plan

REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee is composed of four independent non-employee directors. It is responsible for overseeing the Company's financial reporting and the Company's controls regarding accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company's management, the Company's Internal Audit Manager and the Company's independent auditors, PricewaterhouseCoopers LLP. Both the Internal Audit Manager and PricewaterhouseCoopers have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to PricewaterhouseCoopers and the Internal Audit Manager. The Committee does meet privately with the Internal Audit Manager and privately with PricewaterhouseCoopers at least once a year.

        Specifically, the Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001 with the Company's management; (ii) met and discussed the financial statements and related issues with the Company's Internal Audit Manager; (iii) met and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iv) received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

AUDIT FEES

        For their 2001 opinion audit services PricewaterhouseCoopers will be paid $659,275.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        PricewaterhouseCoopers did not perform services related to financial information systems design and implementation in 2001 and it therefore will not receive any fees for these types of services.

ALL OTHER FEES

        During 2001, PricewaterhouseCoopers provided the Company tax consulting, pension plan audits, acquisition due diligence, valuation service and miscellaneous services and was paid $428,236 for such services.

        The Committee has also discussed with PricewaterhouseCoopers their independence from the Company. In the opinion of the Committee the fees paid for non-audit services did not adversely affect the independence of PricewaterhouseCoopers.

        Based on their review and the discussions with management, the Internal Audit Manager and PricewaterhouseCoopers referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

    Loring W. Knoblauch, Chairman
    William J. Bolton
    Barbara L. Johnson
    Nancy P. McDonald
    Edward N. Perry

APPOINTMENT OF AUDITORS

        A further purpose of the meeting is to vote on the ratification of the appointment of independent auditors for the year ending December 31, 2002. While neither Missouri law, the Company's Restated Articles of Incorporation nor the Company's Bylaws require submission to the stockholders of the question of appointment of auditors, it has been the policy of the Company's Board of Directors since 1968 to submit the matter for stockholder consideration in recognition that the basic responsibility of the auditors is to the stockholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends stockholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as independent public auditor for the Company for more than 85 years. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Audit Committee. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

        Proxies solicited by the Board of Directors will be voted for ratification of the appointment of PricewaterhouseCoopers LLP unless stockholders specify otherwise in their proxies.

STOCKHOLDER SUBMISSIONS

        All stockholder proposals to be presented at the 2003 annual meeting of stockholders that are requested to be included in the Proxy Statement and form of proxy relating thereto must be received by the Company not later than November 18, 2002.

        Stockholder proposals to be brought before any meeting of stockholders or nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the stockholder must be delivered or received at the Company's principal executive offices not less than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such stockholder and the nominees, as specified in the Company's Bylaws. The presiding officer of the meeting may refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

        The Board of Directors is not aware of any other matters to be presented to the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

        The SEC has recently approved a new procedure, called "householding", concerning the delivery of proxy information to stockholders. Under householding stockholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including the Company's Annual Report to Stockholders. The Company initiated householding to reduce printing costs and postage fees.

        Stockholders wishing to continue to receive multiple copies of proxy materials may do so by completing and returning the "opt out" card previously mailed to you or by notifying the Company in writing or by telephone at: Bemis Company, Inc., Stockholder Services, 222 South Ninth Street, Suite 2300, Minneapolis, Minnesota 55402, 612-376-3000. Upon such request, the Company will promptly deliver copies of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

        Stockholders who share an address (but not the same last name) may request householding by notifying the Company at the above-referenced address or telephone number.

By Order of the Board of Directors
Scott W. Johnson, Secretary

EXHIBIT A

BEMIS COMPANY, INC.
1997 EXECUTIVE OFFICER PERFORMANCE PLAN

1. Purpose. The purpose of the Bemis Company, Inc. 1997 Executive Officer Performance Plan (the "Plan") is to provide incentives to the executive officers of Bemis Company, Inc. (the "Company") to produce a superior return to the shareholders of the Company and to encourage such executive officers to remain in the employ of the Company. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code").

2. Definitions.

        2.1.  The terms defined in this section are used (and capitalized) elsewhere in the Plan.

  a.
  "Award" means an award payable to a Participant pursuant to Section 4 hereof.

  b.
  "Board" means the Board of Directors of the Company.

  c.
  "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

  d.
  "Effective Date" means the date specified in Section 5.

  e.
  "Eligible Employees" means any executive officer of the Company as defined under the Exchange Act.

  f.
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  g.
  "Participant" means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

  h.
  "Performance Period" means the Company's fiscal year (January 1 to December 31), or such shorter or longer period designated by the Committee, performance during all part of which determined a Participant's entitlement to receive payment of an Award.

  2.2.    Gender and Number. Except when otherwise indicted by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration.

  3.1.    Authority of Committee. The Committee shall administer the Plan. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish rules to administer the Plan and to change such rules.

  3.2.    Indemnification. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions.

4. Awards.

  4.1.    Allocation of Awards. Within 90 days following the commencement of each Performance Period, the Committee may select such Eligible Employees, as it deems appropriate for participation in the Plan. Eligible Employees selected for participation will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected by the Committee in writing and consisting of one or any combination of two or more of net earnings; earnings before income taxes; earnings before interest and income taxes; earnings per share; sales growth; return on invested capital; return on sales; return on equity; economic value added; and/or total shareholder return. Any such

A-1

  targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.

  4.2.    Maximum Amount of Awards. The maximum individual Award pursuant to this Plan for any fiscal year shall not exceed the lesser of 200 percent of the Participant's annual base salary or $1,500,000.

  4.3.    Adjustments. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise. No reduction in an Award made to any Participant shall increase the amount of the Award to any other Participant.

  4.4.    Payment of Awards. Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the performance targets were attained and the Awards payable to Participants. Each Participant shall receive payment in cash of his Award as soon as practicable following the determination in respect thereof made pursuant to this Section 4.4.

5. Effective Date of the Plan. The Plan shall become effective as of January 1, 1997; provided that the Plan is approved and ratified by the shareholders of the Company at a meeting thereof held no later than May 31, 1997. The Plan shall remain in effect until it has been terminated pursuant to Section 8.

6. Right to Terminate Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary of the Company or affect any right which the Company or any subsidiary of the Company may have to terminate the employment of a Participant with or without cause.

7. Tax Withholding. The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

8. Amendment, Modification and Termination of the Plan. The Board may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award theretofore awarded to any Participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Award may be granted during any suspension of the Plan or after its termination.

9. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.

10. Other Benefit and Compensation Programs. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem necessary. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular recurring compensation for purposes of the termination, indemnity or severance pay law or any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any subsidiary of the Company unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of the competitive cash compensation.

11. Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota and construed accordingly.

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VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bemis Company, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			BEMIS1		KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BEMIS COMPANY, INC.
Vote On Directors
1.	To elect four directors for a term of three years.	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	01) John H. Roe, 02) Edward N. Perry, 03) Loring W. Knoblauch, 04) William J. Scholle	☐	☐	☐
Vote On Proposals					For	Against	Abstain
2.	To vote upon the reapproval of the 1997 Executive Officer Performance Plan.				☐	☐	☐
3.	To vote upon ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.				☐	☐	☐
4.	To transact such other business as may properly come before the meeting.
5.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only stockholders of record at the close of business on March 13, 2002 will be entitled to receive notice of and to vote at the meeting.

Please sign exactly as name appears on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign corporate name in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

BEMIS COMPANY, INC.
222 South 9th Street, Suite 2300
Minneapolis, MN 55402

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Benjamin R. Field and Scott W. Johnson, or either of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 13, 2002, at the Annual Meeting of Stockholders to be held on May 2, 2002.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the Nominees and for Proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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SOLICITATION, EXECUTION AND REVOCATION OF PROXIES
RECORD DATE, OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
OWNERSHIP OF THE COMPANY'S SECURITIES
INFORMATION WITH RESPECT TO DIRECTORS
CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTIONS
OPTION GRANTS IN 2001
OPTION EXERCISES IN 2001 AND AGGREGATED YEAR END OPTION VALUES
LONG-TERM INCENTIVE PLANS-AWARDS IN 2001
MANAGEMENT AGREEMENTS
REPORT OF THE BOARD COMPENSATION COMMITTEE
BEMIS RETIREMENT PLAN
PENSION PLAN TABLE
PERFORMANCE GRAPH
PROPOSAL TO REAPPROVE THE BEMIS COMPANY, INC. 1997 EXECUTIVE OFFICER PERFORMANCE PLAN
REPORT OF THE AUDIT COMMITTEE
APPOINTMENT OF AUDITORS
STOCKHOLDER SUBMISSIONS
HOUSEHOLDING
BEMIS COMPANY, INC. 1997 EXECUTIVE OFFICER PERFORMANCE PLAN
PROXY
CONTINUED AND TO BE SIGNED ON REVERSE SIDE